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Exhibit 10.3

FIFTH AMENDMENT AND CONSENT TO SECOND AMENDED AND RESTATED
CREDIT AGREEMENT AND AMENDMENT TO POST-COSING LETTER

        FIFTH AMENDMENT, dated as of April 28, 2004 (this "Amendment"), to the Second Amended and Restated Credit Agreement, dated as of September 30, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among General Electric Capital Corporation, as Agent and Lender ("Agent"), Inverness Medical Innovations, Inc. ("Innovations"), Wampole Laboratories, LLC, and Inverness Medical (UK) Holdings Limited, as borrowers ("Borrowers"), the other Credit Parties signatory thereto, Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as documentation agent and co-syndication agent, UBS Securities LLC, as co-syndication agent, and the lenders signatory thereto from time to time (collectively, the "Lenders") and Amendment to the Post-Closing Letter to the Credit Agreement dated January 20, 2004 (the "Post-Closing Letter").

W I T N E S S E T H

        WHEREAS, Borrowers and the other Credit Parties have requested that Agent and Lenders adjust the Minimum EBITDA covenant set forth in clause (c) of Annex F to the Credit Agreement for the Fiscal Quarter ending March 31, 2004;

        WHEREAS, Borrowers and the other Credit Parties have informed Agent that they desire to amend the Credit Agreement to provide that (i) any Subsidiary of a Credit Party be permitted to make dividends to any Credit Party (other than Innovations); and (ii) any Credit Party may make capital contributions to any other Credit Party;

        WHEREAS, Borrowers and the other Credit Parties have notified Agent that Inverness Medical Switzerland Ltd Liab. Co and Unipath Diagnostics, Inc. ("Plaintiffs") continue to be in the process of obtaining a preliminary injunction (the "Injunction") in Civil Action No. 03-11323, U.S. District Court, District of Massachusetts, against Acon Laboratories, Inc. ("Acon") to enjoin Acon from making, using or selling, and/or offering to sell within the United States any products that would infringe Plaintiffs' patents which are the subject of such litigation;

        WHEREAS, Borrowers have also notified Agent that (a) as a condition to the issuance of the Injunction, Plaintiffs are required to post a bond in the amount of $5,000,000 (the "Bond"), and (b) Vigilant Insurance Company or an affiliated insurer ("Vigilant") has undertaken to act as a surety for the entire amount of the Bond, conditioned upon Borrowers' posting of a letter of credit in an aggregate amount not to exceed $2,500,000 in favor of Vigilant (hereinafter, the posting of the Bond and Letter of Credit are referred to, collectively, as the "Acon Transaction");

        WHEREAS, Borrowers and the other Credit Parties have requested additional time to file certain assignments required to be filed by them pursuant to the Post-Closing Letter; and

        WHEREAS, the Borrowers, Agent and Lenders have agreed to amend the Credit Agreement and the Post-Closing Letter on the terms and conditions set forth herein and Agent and Lenders have agreed to consent to the Acon Transaction on the terms and conditions set forth herein.

        NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.    Definitions.    Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

        2.    Amendment to the Credit Agreement.    As of the Amendment Effective Date (as hereinafter defined), the Credit Agreement shall be amended as follows:

    (a)
    Section 6.2(i) shall be deleted in its entirety and the following clause (i) shall be inserted in lieu thereof:

        "any Credit Party may make capital contributions to any other Credit Party it holds an interest in and any Credit Party may make any other investment in any other Credit Party to the extent permitted under Section 6.5(b)"

    (b)
    Section 6.14(b) shall be deleted in its entirety and the following clause (b) shall be inserted in lieu thereof:

        "dividends and distributions by any Subsidiary of a Credit Party to any Credit Party (other than Innovations) which holds an interest in such Subsidiary"

        3.    Amendment to Annex F to the Credit Agreement.    As of the Amendment Effective Date, Annex F to the Credit Agreement shall be amended by deleting the EBITDA number of "$46,500,000" set forth opposite the Fiscal Quarter Ending March 31, 2004 and inserting the number "$42,000,000" in lieu thereof.

        4.    Consent of Acon Transaction.    As of the Amendment Effective Date, Agent and Requisite Lenders hereby, notwithstanding restrictions in Section 6.3 of the Credit Agreement which would otherwise prohibit the Acon Transaction absent the consent of Agent and Requisite Lenders, consent to the Acon Transaction; provided that concurrently with or prior to the earlier of (x) the posting of the bond pursuant to the Acon Transaction and (y) June1, 2004, the court has granted to Plaintiffs the Injunction.

        5.    Amendment to the Post Closing Letter.    As of the Amendment Effective Date, clause (iii) of paragraph 1 of the Post Closing Letter shall be amended by deleting the date "March 31, 2004" as it appears therein and inserting the date "May 31, 2004" in lieu thereof.

        6.    Representations and Warranties.    To induce Agent and the Lenders to enter into this Amendment, the Credit Parties hereby, jointly and severally, represent and warrant that:

    (a)
    The execution, delivery and performance by each Credit Party of this Amendment and the performance of the Credit Agreement as amended by this Amendment (the "Amended Credit Agreement"): (a) are within such Person's corporate, company or partnership power; (b) have been duly authorized by all necessary corporate, limited liability company or limited partnership action; (c) do not contravene any provision of such Person's charter, bylaws or equivalent constitutive documents or partnership or operating agreement, as applicable; (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Person; and (g) do not require the Amendment or approval of any Governmental Authority or any other Person.

    (b)
    This Amendment has been duly executed and delivered by or on behalf of each of the Credit Parties.

    (c)
    Each of this Amendment and the Amended Credit Agreement constitutes a legal, valid and binding obligation of each of the Credit Parties, enforceable against each of them in accordance with its terms.

    (d)
    No Default or Event of Default has occurred and is continuing after giving effect to this Amendment.

    (e)
    No action, claim or proceeding is now pending or, to the knowledge of any Credit Party, threatened against such Credit Party, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any foreign, federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, which (a) challenges any Credit Party's right or power to enter into or perform any of its obligations under this Amendment, the Amended Credit Agreement and the other Loan Documents to which it is a party, or the validity or enforceability of this Amendment, the Amended Credit Agreement or any Loan Document or any action taken thereunder, or (b) has a reasonable risk of being determined adversely to any Credit Party and that, if so determined, could be reasonably be expected to have a Material Adverse Effect after giving effect to this Amendment.

    (f)
    The representations and warranties of the Credit Parties contained in the Amended Credit Agreement and each other Loan Document shall be true and correct on and as of the date hereof and as of the Amendment Effective Date with the same effect as if such representations and warranties had been made on and as of such date, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date.

        7.    No Other Amendments/Waivers.    Except as expressly provided herein, (i) the Credit Agreement, the Post-Closing Letter and the other Loan Documents shall be unmodified and shall continue to be in full force and effect in accordance with its terms and (ii) this Amendment shall not be deemed a waiver of any term or condition of any Loan Document and shall not be deemed to prejudice any right or rights which Agent or any Lender may now have or may have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

        8.    Outstanding Indebtedness; Waiver of Claims.    Each of Borrowers and other Credit Parties hereby acknowledges and agrees that as of April 21, 2004, there are no outstanding Loans. Each Borrower and other Credit Party hereby waives, releases, remises and forever discharges Agent, Lenders and each other Indemnified Person from any and all claims, suits, actions, investigations, proceedings or demands arising out of or in connection with the Credit Agreement (collectively, "Claims"), whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which any Borrower or any other Credit Party ever had, now has or might hereafter have against Agent or Lenders which relates, directly or indirectly, to any acts or omissions of Agent, Lenders or any other Indemnified Person on or prior to the Amendment Effective Date, provided, that no Borrower nor any other Credit Party waives any Claim solely to the extent such Claim relates to Agent's or any Lender's gross negligence or willful misconduct.

        9.    Expenses.    Borrowers hereby reconfirm their obligations pursuant to Section 11.3 of the Credit Agreement to pay and reimburse Agent for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith.

        10.    Effectiveness.    This Amendment shall become effective as of (i) other than with respect to Section 5, the date hereof and (ii) with respect to Section 5, March 31, 2004 (the "Amendment Effective Date") only upon satisfaction in full in the judgment of Agent and the Requisite Lenders of each of the following conditions on or before April 29, 2004:

    (a)
    Amendment. Agent shall have received four (4) original signature pages to this Amendment, duly executed and delivered by Agent, and Requisite Lenders and each of the Credit Parties.

    (b)
    Payment of Expenses. Borrowers shall have paid to Agent all costs, fees and expenses owing and billed as of the date hereof in connection with this Amendment and the other

      Loan Documents and due to Agent (including, without limitation, reasonable legal fees and expenses).

    (c)
    Representations and Warranties. All representations and warranties of or on behalf of each Borrower and each Credit Party in this Amendment and all the other Loan Documents shall be true and correct in all respects with the same effect as though such representations and warranties had been made on and as of the date hereof and on and as of the date that the other conditions precedent in this Section 10 have been satisfied, except to the extent that any such representation or warranty expressly relates to an earlier date.

        11.    GOVERNING LAW.    THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

        12.    Counterparts.    This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

        IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

WAMPOLE LABORATORIES, LLC. INVERNESS MEDICAL (UK) HOLDINGS LIMITED
By:	/s/ ANTHONY J. BERNARDO
Name:	Anthony J. Bernardo
Title:	Duly Authorized Signatory

AGENT AND LENDERS
GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and Lender
By:	/s/ ILLEGIBLE Duly Authorized Signatory
MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., as Co-Syndication Agent, Documentation Agent and Lender
By:	/s/ ILLEGIBLE Duly Authorized Signatory
UBS SECURITIES LLC, as Co-Syndication Agent
By:	/s/ DANIEL W. LADD, III Managing Director Duly Authorized Signatory
By:	/s/ RETO JENAL Executive Director Duly Authorized Signatory
UBS AG, CAYMAN ISLANDS BRANCH, as a Lender
By:	/s/ WILFRED V. SAINT Director Banking Products Services, US Duly Authorized Signatory
By:	/s/ JUAN ZUNIGA Associate Director Banking Products Services, US Duly Authorized Signatory

        The following Persons are signatories to this Amendment in their capacity as Credit Parties and not as Borrowers.

INVERNESS MEDICAL INNOVATIONS, INC.
INVERNESS MEDICAL, INC.
UNIPATH DIAGNOSTICS, INC.
UNIPATH ONLINE, INC.
OSTEX INTERNATIONAL, INC.
INVERNESS MEDICAL INTERNATIONAL HOLDING CORP.
INVERNESS MEDICAL INTERNATIONAL HOLDING CORP. II
UNIPATH LIMITED
APPLIED BIOTECH, INC.
FOREFRONT DIAGNOSTICS, INC.
MORPHEUS ACQUISITION CORP.
MORPHEUS ACQUISITION LLC
INVERNESS MEDICAL CANADA INC.—
MEDICALE INVERNESS CANADA INC.
INNOVATIONS RESEARCH LLC
By:	/s/ ANTHONY J. BERNARDO
Name:	Anthony J. Bernardo
Title:	Duly Authorized Signatory

ORGENICS INTERNATIONAL HOLDINGS BV
INVERNESS MEDICAL SWITZERLAND GMBH
UNIPATH DIAGNOSTICS GMBH
CAMBRIDGE DIAGNOSTICS IRELAND LIMITED
PREGYMED GMBH
SCANDINAVIAN MICRO BIODEVICES APS
SELFCARE TECHNOLOGY, INC.
By:	/s/ PAUL T. HEMPEL
Name:	Paul T. Hempel
Title:	Duly Authorized Signatory

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  Exhibit 10.3